UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2011

Commission File Number:  333166194

SkyPeople Fruit Juice, Inc.
(Exact name of small business issuer as specified in its charter)

Florida
(State or other jurisdiction of incorporation or organization)
98-0222013
(IRS Employer Identification No.)

16F, National Development Bank Tower, No. 2, Gaoxin 1st Road, Xi'an, China 710075
(Address of principal executive offices)

86-29-88377216
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2011, the Board of Directors (the "Board") of SkyPeople Fruit Juice, Inc. (the "Company"), elected Messrs. Lu Baosheng and Wang Tao as new members of the Board, effective immediately, with a term that continues until the Company's 2012 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Board determined that the newly appointed directors are "independent directors" as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

On the same date, the existing independent directors of the Board, consisting of Messrs. John Smagula, Norman Ko and Guolin Wang, appointed Messrs. Lu and Wang to serve as members of an evaluation committee of the Board. The Board previously approved the establishment of an evaluation committee of the Board and charged the independent directors to appoint members of the evaluation committee in response to certain demand letters that the Company received from a shareholder of the Company. The Company reported the receipt of the shareholder demand letter in the Company's Quarterly Report on Form 10-Q for the Three Month ended June 30, 2011.

For their respective services as a director of the Board and a member of the evaluation committee, each of the newly appointed directors shall be compensated at RMB50,000 per year in cash, which cash compensation shall be in addition to any other benefits that a director of the Board may generally be qualified for and/or entitled to currently or in the future.

Lu Baosheng has been serving as Director of Jiangsu Office of Beijing Huashen (Zhongshen) Accounting Co., Ltd since November 2011. Mr. Lu served as a Manager of Shanghai Donghuaï¼ˆDongshenï¼‰Accounting Co., Ltd. from 2000 through 2010. Mr. Lu earned a Master of Law from Chinese Academy of Social Science in 2003 specializing in Civil and Commercial Law , and a Bachelor of Accounting from South Western University of Finance and Economics in 1989. Mr. Lu is a licensed CPA in China with 20 years experience. He has assisted around 20 companies in going public in China and participated in the financial auditing and project auditing for a couple of large state-owned enterprises. He is also a Deputy Secretary of Shaanxi Western Development Fund and holds an independent director certificate granted jointly by China Securities Association and Shanghai National Accounting Institute.

Wang Tao has been a senior legal counsel at Shaanxi Silkroad Law Firm since October 2011. He was an associate attorney of Shaanxi Dongrui Law Firm from July 2007 to September 2011. He worked as a Human Resources supervisor for Shaanxi Tianju Investment Group Ltd. from August 2004 to July 2007. Mr. Wang obtained his LL.B. degree from the Xi'an University of Finance and Economics in July 2000 and is a licensed attorney in China. Mr. Wang has litigated a large number of cases in China. He has also advised a number of merger and acquisition as well as private equity transactions in recent years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date:   November 10, 2011
By:	/s/ Yongke Xue

Name: Yongke Xue
Title: Chief Executive Officer